THE GABELLI MULTIMEDIA TRUST INC. N-2/A

Exhibit 99.(l)(i)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in the Registration Statement on Form N-2/A of Gabelli Multimedia Trust Inc. as filed with the Securities and Exchange Commission on or about April 14, 2021.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 14, 2021